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                                                                   EXHIBIT 23.12

                    [REZNICK FEDDER & SILVERMAN LETTERHEAD]

                     CONSENT OF REZNICK FEDDER & SILVERMAN

                           --------------------------

We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our reports dated as per the attached schedule, with respect to the financial statements per the attached schedule for the year ended December 31, 1997, in the Registration Statement Form S-4 (No. 333-60355) of Apartment Investment and Management Company and AIMCO Properties, L.P.



                                                      REZNICK FEDDER & SILVERMAN

                                                  /s/ REZNICK FEDDER & SILVERMAN


Bethesda, Maryland
October 5, 1998